Exhibit 99.1

[TRANSPLACE.COM LOGO APPEARS HERE]







Dallas, Texas, July 13, 2000 - Transplace.com announced today that its operations commenced as scheduled on July 1, 2000. The internet-based logistics business is commonly owned by Covenant Transport, Inc. (Nasdaq:CVTI); J. B. Hunt Transport Services, Inc. (Nasdaq:JBHT); M. S. Carriers, Inc. (Nasdaq:MSCA); Swift Transportation Co., Inc. (Nasdaq:SWFT);
U. S. Xpress Enterprises, Inc. (Nasdaq:XPRSA), and Werner
Enterprises, Inc. (Nasdaq:WERN).   All the six founding
carriers completed the conversion of their logistics businesses to Transplace.com effective July 1, 2000.

As previously announced, Transplace.com offers a web-enabled platform to bring together shippers and carriers worldwide to collaborate on their transportation logistics planning and execution in the most efficient and effective manner.
It provides the shipping public easy access to virtually unlimited transportation capacity with operational efficiency unmatched by any single shipper or carrier. It also provides carriers combined purchasing power for fuel, equipment, maintenance and repair parts, insurance, and many other services. Dr. Jun-Sheng Li, Chairman, President and Chief Executive Officer said, "we are pleased with the smooth integration and transition of the operations, and are now well positioned to provide the full spectrum of services to our shippers and carriers".

Safe Harbor Disclaimer: Certain statements contained herein constitute forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are typically identified by the words believe, expect, anticipate, intend, estimate, and similar expressions or words such as will, which by their nature refer to future events.

The Companies caution investors that forward-looking statements made by the Companies are not guarantees of future performance, and that the actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the Companies' ability to be able to continue their substantial projected growth, or be able to fully implement their business strategies, or that management will be able to successfully integrate the operations of their various acquisitions.



Contact:   Jun-Sheng Li
           Chairman, President and Chief Executive Officer
           (501) 820-0000